Exhibit 32.1

Written Statement of the Chief Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C.  1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Principal Executive Officer and Principal Financial Officer of McKenzie Bay International, Ltd.  (the "Company"),  hereby certify, based on  my  knowledge,  that  the Amended Quarterly  Report  on Form 10-QSB/A of the Company  for  the  quarter ended  March 31, 2006  (the "Report") fully complies  with  the requirements of Section 13(a) of the Securities Exchange Act  of 1934   and  that  information  contained  in  the  Amended Report  fairly presents,  in all material respects, the financial condition  and results of operations of the Company.

Date:  August 21, 2006

/s/ Gregory N. Bakeman

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Gregory N. Bakeman

Principal Executive Officer and Principal Financial Officer